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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the inclusion in this registration statement on Form S-2 of our reports dated March 17, 1995, on our audit of the financial statements and financial statement schedule of PC Quote, Inc. for the year ended December 31, 1994 as included in the Annual Report on Form 10-K of PC Quote, Inc. for the year ended December 31, 1996 and to the reference of our firm under the heading "Experts" in the Registration Statement.



                   [SIG]

COOPERS & LYBRAND L.L.P.



Chicago, Illinois
November 19, 1997